UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 15, 2008

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Enclave Parkway Houston, Texas	77077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 15, 2008, Cabot Oil & Gas Corporation (the “Company”) closed the previously announced acquisition of East Texas properties from Enduring Resources, LLC, Mustang Drilling, Inc. and Minden Gathering Services, LLC (“Sellers”). The Company entered into a definitive purchase agreement with the Sellers on June 3, 2008. Total net cash consideration paid by the Company in the transaction was approximately $610.8 million. This reflects the total gross purchase price of $604.4 million adjusted by $6.4 million for the impact of purchase price adjustments, including adjustments based on each party’s share of production proceeds received, expenses paid and capital costs incurred for periods before and after the effective date of May 1, 2008 and other factors. The Company funded the acquisition primarily with proceeds from the July 2008 private placement of senior unsecured fixed rate notes and with proceeds from the June 2008 sale of 5.0 million shares of its common stock.

The purchase includes certain producing oil and gas properties located in Panola and Rusk counties, Texas comprising approximately 25,000 gross leasehold acres with a 97% average working interest near the Company’s existing Minden field. Most of the producing properties were operated by the Sellers. In addition, the acquisition includes a natural gas gathering infrastructure of approximately 33 miles of pipeline, 5,400 horsepower of compression and four water disposal wells. The Company estimates that proved reserves included in the acquisition were approximately 176 Bcfe as of May 1, 2008.

The purchase and sale agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

Not later than 71 calendar days from August 21, 2008, the Company will file with the Securities and Exchange Commission an amendment to this Current Report on Form 8-K setting forth the historical financial statements required by Rule 3-05(b) of Regulation S-X related to the acquired properties discussed herein under “Item 2.01 – Completion of Acquisition or Disposition of Assets.”

(b)	Pro forma financial information

Not later than 71 calendar days from August 21, 2008, the Company will file with the Securities and Exchange Commission an amendment to this Current Report on Form 8-K setting forth the pro forma financial data, giving effect to the acquisition of properties discussed herein under “Item 2.01 – Completion of Acquisition or Disposition of Assets,” as required pursuant to Article 11 of Regulation S-X.

(d)	Exhibits

10.1	Purchase and Sale Agreement dated June 3, 2008 by and between the Sellers and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, File No. 1-10447).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

By:	/s/ Henry C. Smyth
Henry C. Smyth
Vice President, Controller and Treasurer

Date: August 19, 2008